Exhibit 99.2

Apple Inc.

Q2 2013 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q2’13		Q1’13		Q2’12		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$14,052		$20,341		$13,182		- 31%		7%
Europe		9,800		12,464		8,807		- 21%		11%
Greater China (a)		8,213		6,830		7,637		20%		8%
Japan		3,135		4,443		2,645		- 29%		19%
Rest of Asia Pacific		3,162		3,993		2,516		- 21%		26%
Retail		5,241		6,441		4,399		- 19%		19%

Total Apple		$43,603		$54,512		$39,186		- 20%		11%

	Q2’13		Q1’13		Q2’12		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (b)	37,430	$22,955	47,789	$30,660	35,064	$22,276	- 22%	- 25%	7%	3%
iPad (b)	19,477	8,746	22,860	10,674	11,798	6,264	- 15%	- 18%	65%	40%
Mac (b)	3,952	5,447	4,061	5,519	4,017	5,073	- 3%	- 1%	- 2%	7%
iPod (b)	5,633	962	12,679	2,143	7,673	1,207	- 56%	- 55%	- 27%	- 20%
iTunes/Software/Services (c)		4,114		3,687		3,171		12%		30%
Accessories (d)		1,379		1,829		1,195		- 25%		15%

Total Apple		$43,603		$54,512		$39,186		- 20%		11%

(a)	Greater China includes China, Hong Kong and Taiwan.

(b)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(c)	Includes revenue from sales on the iTunes Store, the App Store, the Mac App Store, and the iBookstore, and revenue from sales of AppleCare, licensing and other services.

(d)	Includes sales of hardware peripherals and Apple-branded and third-party accessories for iPhone, iPad, Mac and iPod.